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                                                                    EXHIBIT 23.3









                [Letterhead of Drewry Shipping Consultants, Ltd.]






Stelmar Shipping Ltd.
Status Center, 2A Areos Street
Vouliagmeni, GR, 16671
Athens, Greece



Gentlemen:

                  At your request we have reviewed the sections of the prospectus dated April 2, 2002 (the "Prospectus") of Stelmar Shipping Ltd. (the "Company") entitled "Prospectus Summary" "Risk Factors" and "Business" and the statistical information contained therein. Based on our review of this material, we confirm that such sections of the Prospectus and the statistical information contained therein accurately describe the international tanker market in all material respects based on available data. We hereby consent to the filing of this letter as an exhibit to the Registration Statement of the Company on Form F-3 to be filed with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and to the reference to our firm in the section of the Prospectus entitled "Experts".

                                            DREWRY SHIPPING CONSULTANTS, LTD.


                                            By:  /s/ Susan Datway
                                               ---------------------------------
                                               Name:   Susan Datway
                                               Title:  Director, Bulk Shipping



Dated: April 2, 2002
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